CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-QSB of CHINESE MANUFACTURERS ONLINCE, INC. for the quarter ended September 30, 2007, I, Tyrol Tang, Chief Executive Officer and Chief Financial Officer of CHINESE MANUFACTURERS ONLINE, INC. hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Quarterly Report on Form 10-QSB for the period ended September 30, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-QSB for the period ended September 30, 2007, fairly presents, in all material respects, the financial condition and results of operations of Grant Enterprises, Inc.

Dated: November 28, 2007

CHINESE MANUFACTURERS ONLINE, INC.

By: /s/ Tyrol Tang
Tyrol Tang
Chief Executive Officer and
Chief Financial Officer